SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006

PRIMEDGE, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-31477	22-2653107
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

20283 STATE ROAD 7, SUITE 400
BOCA RATON, FL	33498
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 807-6336

BIDVILLE, INC., 601 CLEVELAND STREET, SUITE 120, CLEARWATER, FL 33755

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]    Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective July 27, 2006, the Board of Directors of Bidville, Inc. (the “Registrant”) completed the sale of its online auction business, including the Bidville.com name, URL and website to DIBU Trading Corp., a subsidiary of uBid.com Holdings, Inc., the owner and operator of uBid.com. The transition of ownership of the new business began immediately after closing.

The sale is part of a broad strategic restructuring and shift of focus of the Registrant which earlier in July acquired DigiKidz, Inc. of Palm Beach Gardens, Florida.

The total purchase price agreed to by the parties was $600,000 (U.S.) of which at the closing of the transaction on July 27th, $200,000 was paid to the Registrant, $53,000 paid to third parties to whom the Registrant owed immediate payment since services of these third parties were connected to the finalization of the purchase, and $332,000 put into an escrow account, pending completion of specific tasks related to the asset purchase agreement. $15,000 of the purchase price was previously paid to the Registrant at the time of the signing of the Letter of Intent for this transaction as part of the overall consideration to be paid.

A condition of the transaction was that the Registrant change its corporate name.

The escrowed amount, $332,000, is to be released by the escrow agent following proof of transfer of the domain name of the URL, the operation of the Registrant’s website, related software licenses used to operate the website and the change of the Registrant’s corporate name. All of which are expected to be completed by August 15, 2006.

ITEM 1.02 Relocation of Corporate Headquarters

Effective immediately, the company has moved its corporate headquarters address from Clearwater, Florida, to 20283 State Road 7, Suite 400, Boca Raton, Florida 33498.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 4, 2006, we filed Articles of Merger to our Articles of Incorporation effectuating a merger of PrimEdge, Inc., our newly formed wholly-owned subsidiary, with and into our company, which merger effectuated a change in the name of our company from Bidville, Inc. to PrimEdge, Inc. No other changes occurred to Bidville, Inc. in the merger. The action was approved by the company's Board of Directors by written consent on August 4, 2006. Shareholder approval was not required.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

3.3	Articles of Merger to the Articles of Incorporation filed with the Nevada Secretary of State on August 4, 2006.
10.8	Asset Purchase Agreement dated July 26, 2006 by and between the company and DIBU Trading Corp.
10.9	Escrow Agreement dated July 26, 2006 by and between the company, DIBU Trading Corp. and Wells Fargo Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Bidville, Inc. (Registrant)

Date: August 8, 2006
	By:	/s/ Brian J. Schuster
Brian J. Schuster, Chairman